UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2013

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 16, 2013, Advanced Cell Technology, Inc. issued a press release confirming the results of one clinical trial participant in a clinical investigation of our retinal pigment epithelial (RPE) cells derived from human embryonic stem cells. The press release is furnished herewith as Exhibit 99.1.

The information furnished by this current report on Form 8-K, including Exhibit 99.1 hereto, should be considered in the context of our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent annual report on Form 10-K and quarterly report on Form 10-Q (and the risk factors included in such Form 10-K and Form 10-Q), and other public disclosures that we have made and may make from time to time through filings with the SEC or by press release.

The information in this current report on Form 8-K, including Exhibit 99.1 hereto, is being furnished by the company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not to be incorporated by reference into any registration statement or other filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued May 16, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013	Advanced Cell Technology, Inc. By: /s/ Gary H. Rabin Gary H. Rabin Chief Executive Officer

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